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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Consolidated Financial and Operating Data" and "Experts" and to the use of our report dated March 1, 1996, except for Note 12, as to which the date is May 8, 1996, in Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus of Phoenix International Ltd., Inc. for the registration of 1,239,125 shares of its common stock.

                                          ERNST & YOUNG LLP

Atlanta, Georgia
June 13, 1996